UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2021

TAKUNG ART CO., LTD

(Exact name of registrant as specified in its charter)

Delaware	001-38036	26-4731758
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 709 Tower 2, Admiralty Centre, 18 Harcourt Road, Admiralty, Hong Kong

(Address of Principal Executive Offices)

Registrant’s telephone number: +852 3158 0977

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TKAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 8, 2021, Takung Art Co., Ltd, a Delaware corporation (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) and a registration rights agreement (the “Registration Rights Agreement”) with an institutional investor (the “Investor”). The Company closed the transaction contemplated under the Purchase Agreement on July 12, 2021.

Private Placement Pursuant to the Purchase Agreement

Pursuant to the terms of the Purchase Agreement, the Company sold 571,429 shares (the “Shares”) of its common stock, par value $0.001 per share (the “Common Stock”), to the Investor at a price of $8.75 per share, for gross proceeds of $5,000,000 before deducting the placement agent fee and offering expenses (the “Private Placement”).

The Purchase Agreement provides that the Company and its subsidiaries, subject to certain exceptions, shall not (i) issue any shares of Common Stock or Common Stock equivalents or (ii) file any registration statement other than as contemplated pursuant to the Registration Rights Agreement, from the date of the Purchase Agreement until the earlier of (1) 5 trading days after the Effective Date (as defined in the Purchase Agreement, which is the earliest of the date that (a) the initial registration statement under the Registration Rights Agreement has been declared effective by the Securities and Exchange Commission (“SEC”), (b) all of the Shares have been sold pursuant to Rule 144, (c) following the one year anniversary of the closing provided that a holder of Shares is not an affiliate of the Company, or (d) all of the Shares may be sold pursuant to an exemption from registration under Section 4(a)(1) of the Securities Act without volume or manner-of-sale restrictions) and (2) 30 days after such date that the Shares may be sold without limitation pursuant to Rule 144.

The purchase and sale of the Shares was completed on July 12, 2021.

Registration Rights Agreement

On July 8, 2021, the Company and the Investor also entered into the Registration Rights Agreement, pursuant to which the Company is required to file an initial registration statement (the “Registration Statement”) with the SEC covering the resale of the Shares no later than 17 calendar days after the date of the closing and to use best efforts to have the Registration Statement declared effective as promptly as practical thereafter, and in any event no later than 75 calendar days after the closing in the event of a “full review” by the SEC.

Engagement Letter with the Placement Agent

Maxim Group LLC (the “Placement Agent”) acted as exclusive placement agent in connection with the Private Placement pursuant to an Engagement Letter between the Company and the Placement Agent dated April 28, 2021 (the “Engagement Letter”). The Engagement Letter provides, among other things, that the Placement Agent will receive a commission equal to seven and a half percent (7.5%) of the gross proceeds of the offering.

The Engagement Letter and the Purchase Agreement contain customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The representations, warranties and covenants contained in the Engagement Letter and the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Engagement Letter and the Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement and the Engagement Letter do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. Readers should review such agreements for a complete understanding of the terms and conditions associated with these transactions.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is hereby incorporated herein by reference. The Investor is an “accredited investor,” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The Company has issued the Shares in reliance upon the exemption from registration contained in Section 4(2) and Rule 506 under the Securities Act. The securities sold may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01	Regulation FD Disclosure.

On July 8, 2021 and July 13, 2021, the Company issued a press release announcing the pricing and the closing of the Private Placement, respectively, copies of which are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Form of the Securities Purchase Agreement
10.2	Form of the Registration Rights Agreement
10.3	Engagement Letter by and between the Company and Maxim dated April 28, 2021
99.1	Press Release dated July 8, 2021
99.2	Press Release dated July 13, 2021

* The schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Takung Art Co., Ltd

Date: July 13, 2021

/s/ Tracy Chui-Kam Ng
Name: Tracy Chui-Kam Ng
Title: Chief Financial Officer